Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Olympic Steel, Inc., an Ohio corporation (“Registrant”), hereby constitutes and appoints Michael D. Siegal and Richard T. Marabito, and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his or her behalf as an officer or director of the Registrant a registration statement Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares of the Company to be offered in connection with the Olympic Steel, Inc. 2007 Omnibus Incentive Plan, and to sign any and all amendments or post-effective amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 20th day of June 2007.

/s/ Michael D. Siegal	/s/ Thomas M. Forman
Michael D. Siegal Chairman of the Board and Chief Executive Officer	Thomas M. Forman Director

/s/ Richard T. Marabito	/s/ Howard L. Goldstein
Richard T. Marabito Chief Financial Officer	Howard L. Goldstein Director

/s/ David A. Wolfort	/s/ James B. Meathe
David A. Wolfort President, Chief Operating Officer and Director	James B. Meathe Director

/s/ Ralph M. Della Ratta, Jr.	/s/ Martin H. Elrad
Ralph M. Della Ratta, Jr. Director	Martin H. Elrad Director